EXHIBIT 99

                 STRATFORD AMERICAN CORPORATION AND SUBSIDIARIES

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stratford American Corporation and Subsidiaries (the Company) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Mel L. Shultz, President and Director of the Company, David H. Eaton, Chief Executive Officer and Chairman of the Board of the Company, and Daniel E. Matthews, Controller, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Mel L. Shultz
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Mel L. Shultz,
President and Director
May 15, 2003


/s/ David H. Eaton
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David H. Eaton, Chief
Executive Officer and
Chairman of the Board
May 15, 2003


/s/ Daniel E. Matthews
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Controller, Secretary and
Treasurer
May 15, 2003